EXHIBIT 4.2  REGISTRATION AGREEMENT



                            REGISTRATION AGREEMENT

     This Registration Agreement (the "Agreement") is made as of May 31, 1994 by and among Outlet Communications, Inc., a Delaware corporation (the "Company"), The OCI Trust (the "Trust") and Frank E. Walsh, Jr. ("Walsh").

                                   RECITALS
                                   ---------

     In 1993, Walsh, a director of the Company, sold 331,625 shares of the Company's Class A Common Stock, $.01 par value per share, (the "Shares") to the Trust. The Shares were "restricted securities" under the federal securities laws and Walsh is deemed to be an "affiliate" of the Company under the federal securities laws. The Trust paid for the Shares primarily by delivery of a promissory note. Because the transaction was structured as a sale rather than a donation, under the federal securities laws the Trust must hold the Shares for two years from the date the consideration therefor is paid in full before the Shares may be sold under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Because the Trust does not have sufficient assets to pay the note, the two-year holding period may never begin to run in respect of the Shares and these Shares may remain restricted indefinitely. The Trust has requested that the Company file a registration statement on Form S-3 covering the Shares to permit the Trust to sell the Shares subject to the same restrictions as to timing and volume that would have been applicable if Walsh had retained the Shares, and the Company has agreed to file such registration statement subject to the terms and conditions of this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1.   Registration of Shares
          -----------------------

     The Company shall file a registration statement on Form S-3 covering the Shares (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") and shall use its best efforts to cause the Registration Statement covering the Shares to become effective under the Securities Act, subject to the terms and conditions of this Agreement. The Company shall have no obligation to file the Registration Statement and this Agreement shall be of no further force and effect, if any stockholder of the Company who is a party to the Stockholders' Agreement dated as of December 10, 1986, as amended on December 1, 1987, among the Company, Outlet Broadcasting, Inc. and the persons and entities signatory thereto (the "Stockholders' Agreement") requests that any shares of the Company's Class A Common Stock held by any such stockholder be included in the Registration Statement and does not withdraw such request or otherwise waive the right to make such request.

     2.   Volume and Timing Restrictions.
          --------------------------------

     Sales may be made by the Trust pursuant to the Registration Statement subject to the volume limitation of Rule 144(c) under the Securities Act only during the "window period" set forth in the Company's Policy on Transactions in Company Securities (the "Policy"), a copy of which is attached hereto as Exhibit A, as the Policy may be modified or amended from time to time by the Company's Board of Directors. In addition, no sales may be made by the Trust during the "window period" if the Company notifies Walsh that material information regarding the Company has not yet been publicly disclosed.

     3.   Registration Procedures.
          -------------------------

     (a) The Trust shall furnish to the Company such information regarding the distribution of the Shares as the Company may, from time to time, request in writing and which is required to be included in the Registration Statement. The Trust shall promptly notify the Company if any such information so provided by the Trust ceases to be true and correct and will promptly thereafter furnish the Company with corrected information.

     (b) The Company agrees to notify the Trust promptly after the Company becomes aware thereof, and confirm such notice in writing, (i) when a prospectus included in the Registration Statement (a "Prospectus") or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Shares for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact known to the Company which results in such Registration Statement or related Prospectus or any document incorporated therein by reference containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) if the Company reasonably determines that the filing of a post-effective amendment to such Registration Statement would be appropriate.

     (c) The Trust agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section (b)(ii),
(b)(iii), (b)(iv) or (b)(v), the Trust shall forthwith discontinue disposition of the Shares covered by the Registration Statement or Prospectus until the Trust's receipt of the copies of the supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

     4.   Registration Expenses.
          -----------------------

     All fees and expenses incident to the performance of or compliance with this Agreement by the parties hereto, including without limitation, fees and expenses incurred by the Company in connection with the preparation, filing, amending and supplementing of the Registration Statement (whether or not the Registration Statement is filed or becomes effective), including the fees and expenses of the Company's legal counsel and accountants related thereto, registration and filing fees and fees and expenses of compliance with state securities or blue sky laws, will be borne by and paid by Walsh or the Trust and Walsh and the Trust shall be jointly and severally liable therefor. Such fees and expenses shall be paid promptly upon request by the Company. Any expenses of collection of such amounts shall be borne by the Trust and Walsh.

     5.   Right to Terminate.
          --------------------

     The Company shall have no obligation to keep the Registration Statement effective for any minimum period of time and expressly reserves the right to restrict further the sale of Shares by the Trust under the Registration Statement and/or to withdraw or terminate the Registration Statement at any time the Board of Directors of the Company determines that it is in the best interest of the Company to do so.

     6.   Indemnification.
          -----------------

     The provisions of Section 8(e) of the Stockholders' Agreement are hereby incorporated herein by this reference.

     7.   Miscellaneous.
          ---------------

     (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, qualified, supplemented, waived or terminated only by written instrument signed by the Company, the Trust and Walsh.

     (b) Notices. All notices and other communications provided from or permitted hereunder shall be made in writing and delivered by hand delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to the Trust or Walsh, to Frank E. Walsh, Jr., c/o Wesray Corp., 330 South Street, CN-1975, Morristown, New Jersey, 07960 with a copy to Kenneth M. Socha, Esq., 1627 I Street, N.W.,
          Suite 610, Washington, DC  20006; and

          (ii) if to the Company, to Outlet Communications, Inc., 23 Kenney Drive, Cranston, Rhode Island 02920, Attention: Chief Financial Officer, with a copy to Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island 02903, Attention: Stephen J. Carlotti, Esq.

     (c) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (g) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Stockholders' Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                OUTLET COMMUNICATIONS, INC.

                                BY_________________________
                                  James G. Babb, President


                                THE OCI TRUST

                                BY__________________________
                                _________________,Trustee


                                ___________________________
                                FRANK E. WALSH, JR.

                                 Exhibit A
                                 ----------

                           OUTLET COMMUNICATIONS, INC.
                          STATEMENT OF CORPORATE POLICY
                              REGARDING TRANSACTIONS
                    IN OUTLET COMMUNICATIONS, INC. SECURITIES

     This Statement of Corporate Policy applies to all officers, directors, employees and agents of Outlet Communications, Inc. (the "Company").

     1. It is the policy of the Company to comply with all applicable securities laws and regulations.

     2. No person covered by this Policy Statement shall purchase or sell any security issued by the Company while such person is in possession of material information about the Company that has not been disclosed to the public. No person covered by this Policy Statement may use any material information relating to the Company that has not been disclosed to the public as the basis for purchasing or selling any security issued by any other entity.

     3. No officer or director of the Company may purchase or sell any security issued by the Company except (a) during a Window Period (as defined below) or (b) with the prior written approval of an officer or employee designated by the Board of Directors for this purpose.

     (i) Unless otherwise determined in a specific instance by the Board of Directors, the term "Window Period" shall mean the period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the 30th day following such release date.

     (ii) The designated officer or employee referred to above shall not approve any purchase or sale outside a Window Period unless (A) the transaction has been reviewed without objection by either the Chairman or the President and (B) the transaction has been reviewed without objection by legal counsel.

     4. No officer or director of the Company shall purchase and sell, or sell and purchase, any equity security of the Company within any period of less than six months.

     5. No officer or director of the Company shall sell any equity security of the Company if such person either (a) does not own the security sold or (b) does not deliver the security against such sale within twenty days thereafter or does not within five days after such sale deposit the security in the mails or other usual channels of transportation.

     6. Each officer and director of the Company shall comply with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934 and, if applicable, of Rule 144 promulgated under the Securities Act of 1933. The designated officer or employee referred to above shall implement a system to assist officers and directors int he timely filing of all required reports under the foregoing provisions.

     7. Each officer and director of the Company shall, and any other person covered by this Policy Statement may be required to, execute and deliver an annual statement to the designated officer or employee referred to above, certifying that such person has complied with this Policy Statement at all times from the date hereof (or such lesser time as such person has been covered hereby).

     8. The designated officer or employee referred to above may adopt such reasonable procedures as he or she shall deem necessary or desirable in order to implement this Policy Statement.

     A copy of this statement, in addition to being incorporated in the Employee Handbook, will be provided to each employee and each new arrival will be asked to read it upon joining the Company. This statement, and appropriate updated versions, will be distributed as a reminder to everyone in the Company periodically each year.